Exhibit 4.3



                              Consulting Agreement


Entered into this 28th day of March, 2001 by the parties to this agreement, Call-Solutions, Inc. ("CALL") and Hank Caldwell, ("Consultant").

Whereas by and for the consideration of 1,000,000 of the common equity shares of Call, Consultant hereby agrees to provide the services of entertainment infrastructure development and other consulting services associated with the entertainment industry for a period of 2 years from the date of signing this agreement.




/s/  Hank  Caldwell
----------------------------
     Hank  Caldwell





/s/  Call-Solutions,  Inc.
----------------------------
     Call-Solutions,  Inc.


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